EXHIBIT 24.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of our report dated June 17, 1998 with respect to the consolidated financial statements and financial statement schedule of Universal Security Instruments, Inc. and Subsidiaries as of March 31, 1998 and for each of the two years in the period then ended included in this Annual Report Form 10-K.

Registration Statement Number         Description

Non-qualified Stock Option Plan:

2-83323                               Form S-8
33-6953                               Form S-8
33-21226                              Form S-8

Incentive Stock Option Plan:

2-99736                               Form S-8

Employee Stock Purchase Plan:

33-21225                              Form S-8




Deloitte & Touche LLP
July 1, 1999
Baltimore, Maryland
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